SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2002

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction of Incorporation)	(Commission File) Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Letter from Arthur Andersen LLP

Item 4. Changes in Registrant’s Certifying Accountant.

On May 29, 2002, the Board of Directors of Serologicals Corporation (the “Company”), upon recommendation of the Audit Committee, adopted a resolution to dismiss the Company’s independent public accountants, Arthur Andersen LLP (“Andersen”), and engage Deloitte & Touche, LLP (“D&T”) as the Company’s independent public accountants for the fiscal year ending December 29, 2002 effective upon the acceptance of the Company as a client by D&T. D&T’s acceptance of the Company occurred on June 12, 2002.

Andersen’s prior audit reports on the Company’s financial statements for each of the two most recent fiscal years in the period ended December 30, 2001 contained no adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the two most recent fiscal years of the Company in the period ended December 30, 2001 and through June 12, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with their reports; and during such period there were no “reportable events” as listed in Item 304(a)(1)(v) of Regulation S-K. A letter from Andersen addressed to the Securities and Exchange Commission stating their agreement with the above statements is attached hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and through June 12, 2002 the Company did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description of Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities Exchange Commission dated June 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation

Date: June 13, 2002	By:	/s/ Harold W. Ingalls Harold W. Ingalls, Vice President/Chief Financial Officer